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                                                                    EXHIBIT 23.3

                     CONSENT OF PRICEWATERHOUSECOOPERS LLP

   We hereby consent to the incorporation by reference in this Registration Statement on Form S-4 of our report dated February 29, 2000, except for Note 13, which is as of March 27, 2000, and Note 14 relating to the Company's ability to continue as a going concern, which is as of December 15, 2000, relating to the financial statements and financial statement schedule, which appears in 3dfx Interactive, Inc.'s Current Report on Form 8-K dated January 26, 2001.

/s/ PricewaterhouseCoopers LLP
PricewaterhouseCoopers LLP
San Jose, California

February 12, 2001